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                                                                    EXHIBIT 99.1




                          ATLANTIC TELE-NETWORK, INC.



              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
    ATLANTIC TELE-NETWORK, INC. FOR SPECIAL MEETING, [             __,] 1997



The undersigned hereby appoints Jeffrey J. Prosser, Cornelius B. Prior, Jr., and Craig Knock, and any of them as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of Common Stock of Atlantic Tele-Network, Inc. ("ATN") held of record by the the undersigned on [record date], at the Special Meeting of Stockholders to be held
on [           __,] 1997 or any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.


Item 1. The approval and adoption of the proposed reorganization of ATN (the "Transaction") including the following as they may be amended, supplemented or modified from time to time: (i) the Subscription Agreement dated as of August 11, 1997, between ATN and Emerging Communications, Inc. ("ECI"), (ii) the Repurchase and Recapitalization Agreement dated as of August 11, 1997, among ATN, Cornelius B. Prior Jr., individually and as trustee of the 1994 Prior Charitable Remainder Trust, and Jeffrey J. Prosser, (iii) the Agreement and Plan of Merger, between ATN Merger Co., and ATN, (iv) an amendment to the Certificate of Incorporation of ATN, which will create and authorize a new class of Class A Common Stock and a new class of Class B Common Stock of ATN, and (v) the Non-Competition Agreement, the Indemnity Agreement, the Technical Assistance Agreement, the Tax Sharing and Indemnification Agreement, and the Employee Benefits Agreement, attached as exhibits to the Subscription Agreement.


              [   ]  FOR      [   ]  AGAINST      [   ]  ABSTAIN




                          (Continued on reverse side)
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Item 2.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


     This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder.

     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

     Please date this proxy and sign exactly as name appears below. If the stock is held jointly, signatures should include both names. When signing as attorney, executor, administrator, trustee or guardian, please give title as such.



                       DATED: ___________________________________________, 199__

                       SIGNATURE(S)_____________________________________________



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